Exhibit 10.11

[TRANSLATION FROM HEBREW]

State of Israel

Energy Ministry

Fuel and Gas Authority

25 Kislev 5782

29 November 2021

_556_2021

To:

Mr. Jeffrey Moskowitz

Managing Director Zion Oil & Gas Inc.

Industrial Park Caesarea

Re: Approval Extension License New Megiddo 428

Reference: Your request from 17 November 2021 for an Extension

After consultation with the Advisory Council pursuant to the Petroleum Law and in accordance with the reasoning set forth in your referenced letter I hereby approve the extension of the “New Megiddo” / 428 license to August 1, 2022 for the purpose only of completing the activities regarding MJ2 drilling and in accordance with the schedule as set forth in the above mentioned request .

Another application for an extension shall be considered if and inasmuch as it shall be proven that you have encountered extraordinary circumstances and after consultation with the Advisory Council pursuant to the Petroleum Law.

Sincerely,

Chen Bar- Yoseph,

Substitute Petroleum Commissioner.

CC.

Mr. Lior Shilat Managing Director Ministry of Energy

Members of the Professional Staff, Natural Resources Authority, Ministry of Energy

Mr. Elad Golan, Head of Regulatory Section, Ministry of Energy

Advocate Yonit Vannu Shrem Legal Department, Ministry of Energy